SEABOARD CORPORATION
              EXECUTIVE DEFERRED COMPENSATION PLAN










                   EFFECTIVE: JANUARY 1, 1999




                            ARTICLE I

                   PURPOSE AND EFFECTIVE DATE

     1.0.1      Title.  This Plan shall be known as the  Seaboard
Corporation Executive Deferred Compensation Plan.

     1.0.2 Purpose. The purpose of the Plan is to defer salary and bonus on a pre-tax basis for certain designated Executives whose Compensation exceeds the maximum allowable deductible amount of compensation for that Plan Year under Section 162(m) of
the  Code  and  Treasury  Regulations thereunder.   The  Plan  is
intended to constitute an unfunded "top hat" arrangement under Title I of ERISA as well as for income tax purposes.

     1.0.3 Effective Date. The effective date of this Plan shall be January 1, 1999.


                           ARTICLE II

        DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT

     2.0.1 Annual Deferral Amount. "Annual Deferral Amount" shall mean that portion of an Executive's salary or bonus for a Plan
Year which shall be deferred pursuant to this Plan. In the event of an Executive's Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount, if any, deferred prior to such event.

     2.0.2 Beneficiary. "Beneficiary" shall mean the person, persons, the estate or other legal entity of or established by an Executive entitled to receive any benefits under this Plan in the event of the Executive's death.

     2.0.3 Board. "Board" shall mean the Board of Directors of the Company.

     2.0.4 Bookkeeping Account or Bookkeeping Account Balance. "Bookkeeping Account" or "Bookkeeping Account Balance" shall mean with respect to an Executive the sum of (i) his Deferred Compensation, plus (ii) earnings credited in accordance with all the applicable earnings crediting provisions of this Plan, less
(iii) all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to an Executive pursuant to this Plan.

     2.0.5 Change of Control. "Change of Control" shall mean an event or transaction which results in one or more of the following:

          (a) the acquisition by any person or entity (other than by the Company or one of its subsidiaries) of more than fifty percent
(50%)  of  either the outstanding shares of common stock  or  the combined  voting  power of the Company's then outstanding  voting
securities  entitled  to  vote  generally  in  the  election   of
directors;

          (b) the liquidation of the Company or the sale of more than eighty-five percent (85%) of the assets of the Company to an unrelated person or entity; or

          (c) the approval by the shareholders of the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity's then outstanding voting securities; provided, however, any such merger or consolidation with Seaboard Flour Corporation shall not constitute a Change of Control.

     2.0.6 Code. "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

     2.0.7 Company. "Company" shall mean Seaboard Corporation and, for purposes of all references herein to an Executive's Compensation or his employer's deduction, shall include every member of the Company's affiliated group, as determined under
Section 1504 of the Code.

     2.0.8 Compensation. "Compensation" shall mean an Executive's applicable "employee remuneration" as defined in 162(m)(4) of the Code and the Treasury Regulations issued thereunder.

     2.0.9 Crediting Rate. "Crediting Rate" shall have the meaning specified in Section 4.0.2.

     2.10 Deferred Compensation. "Deferred Compensation" shall mean the sum of all of an Executive's Annual Deferral Amounts.

     2.11 Executive. "Executive" shall mean any member of management or highly compensated employee who is defined as a "covered employee" under Section 162(m)(3) of the Code with respect to any Plan Year, and who is designated to participate in the Plan by the Board.

     2.12 Plan. "Plan" shall mean the Seaboard Corporation Executive Deferred Compensation Plan, as described in this instrument and as amended from time to time.

     2.13 Plan Administrator. "Plan Administrator" shall mean the Company or such person or persons designated by the Company to act in such capacity.

     2.14 Plan Year. "Plan Year" shall mean a calendar year, with the first Plan Year commencing on January 1, 1999.

     2.15 Termination of Employment. "Termination of Employment" shall mean the termination of the Executive's employment as an employee of the Company and any division, subsidiary or affiliate thereof.

     2.16 Valuation Date. "Valuation Date" shall mean the last day of each calendar quarter and on the date of distribution of the Bookkeeping Account pursuant to Article V.

     2.17 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

     2.18 Titles. Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.


                           ARTICLE III

                      DEFERED COMPENSATION

     3.0.1 Deferred Compensation. Each Executive shall have a portion of his salary and bonus deferred in accordance with the terms and conditions of this Plan.

     3.0.2 Amount of Deferred Compensation. The amount of Compensation which shall be deferred each Plan Year under the Plan shall equal the excess of such Executive's Compensation for any Plan Year (including any bonus that may be paid with respect to such Plan Year in the following year and that, but for
Section 162(m) of the Code, would be deductible by the Company in such current Plan Year) over one million dollars ($1,000,000) (or such other amount specified in Section 162(m) of the Code), unless the Board determines a different amount shall be deferred.

     3.0.3 Time of Deferrals. Compensation shall not be deferred in any Plan Year until the Executive has been paid Compensation with respect to such Plan Year equal to or exceeding one million dollars ($1,000,000).

     3.0.4 Vesting. An Executive shall be fully vested at all times in his Deferred Compensation plus earnings thereon.


                           ARTICLE IV

             BOOKKEEPING ACCOUNT AND CREDITING RATE

     4.0.1 Bookkeeping Account. Compensation deferred with respect to an Executive under Section 3.0.1 herein shall be credited to a Bookkeeping Account maintained for each Executive, and distributions pursuant to Article V or VI shall be subtracted from the Executive's Bookkeeping Account.

     4.0.2 Crediting Rate. On each Valuation Date, each Executive's Bookkeeping Account shall be credited with an amount equal to the deemed earnings which would have been realized by the Company if such Bookkeeping Account were invested in an investment vehicle earning a rate or return equal to the eight percent (8%) (the "Crediting Rate").

          Such earnings shall be determined pursuant to the method or methods deemed appropriate by the Plan Administrator in its discretion, which methods vary from time to time, as deemed appropriate by the Plan Administrator. The method prescribed herein to determine the Crediting Rate applicable to the Executive's Bookkeeping Account shall in no way require that the Company make any investment of Company assets in such investment nor entitle the Executive to any rights or interest in any investment held by the Company outright or in trust.


                            ARTICLE V

                          DISTRIBUTION

     5.0.1     Distribution of Bookkeeping Account Balance.  Upon
Termination of Employment, an Executive shall be entitled to the balance in his Bookkeeping Account payable in accordance with the provisions of sections 5.0.2 and 5.0.3 herein.

     5.0.2 Form of Distribution. All distributions of an Executive's Bookkeeping Account shall be made in cash.

     5.0.3 Timing of Distribution. Distributions shall be paid in a lump sum as soon as administratively feasible in the Plan Year
immediately   following  the  Plan  Year   of   the   Executive's
Termination of Employment. Notwithstanding the above, in the event of a Change of Control, the balance in an Executive's Bookkeeping Account shall become immediately distributable to the Executive within thirty (30) days after the Change of Control.

     5.0.4 Death Prior to Commencement of Benefit Payments. In the event of an Executive's death prior to the payment of his Bookkeeping Account hereunder, an amount equal to the Executive's Bookkeeping Account Balance shall be paid to the Executive's designated Beneficiary in a lump sum as soon as administratively feasible after the Executive's death.

     5.0.5 Hardship Distributions. At the request of an Executive before or after the Executive's Termination of Employment before distribution of his Account Balance, the Company may, in its sole discretion, accelerate and cause all or part of the value of an Executive's Bookkeeping Account under this Plan to be paid. Accelerated payments at the request of the Executive may be allowed only in the event of a severe and unforeseeable emergency as determined by the Company in its sole discretion, including but not limited to, a disability. Such payment shall cause the Executive's Bookkeeping Account to be reduced by the amount distributed to the Executive. An accelerated distribution may include the amount needed to pay federal, state or local income taxes reasonably anticipated to result from the payment.


                           ARTICLE VI

                           BENEFICIARY

     6.0.1     Beneficiary Designation.  An Executive shall designate
a   Beneficiary  to  receive  benefits  under  the  Plan  on   an
appropriate  form  provided by the Plan Administrator.   If  more
than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. An Executive shall have the right to change the Beneficiary by submitting to the Plan Administrator a new Beneficiary designation form.

     6.0.2 Proper Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments hereunder, the Plan Administrator shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Plan Administrator, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

     6.0.3 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Plan Administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed Plan Administrator of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, Plan Administrator, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Plan Administrator shall have any responsibility to see to the proper application of any payments so made.

     6.0.4 No Beneficiary Designation. If an Executive fails to designate a Beneficiary as provided in Section 6.0.1 above, or if all designated Beneficiaries predecease the Executive or die
prior   to  complete  distribution  of  the  Executive's  Account
Balance, then the Executive's designated Beneficiary shall be deemed to be his surviving spouse. If the Executive has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Executive's estate.


                           ARTICLE VII

                   ADMINISTRATION OF THE PLAN

     7.0.1 Finality of Determination. Subject to the Plan, the Plan Administrator shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Plan Administrator shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act,  whether by general rules or by particular decisions, so  as
not  to  discriminate  in favor of or against  any  person.   The
decisions, actions and records of the Plan Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

     7.0.2 Certificates and Reports. The members of the Plan Administrator and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

     7.0.3 Indemnification and Exculpation. The Company shall indemnify and hold harmless any person or entity designated to act as the Plan Administrator or its designee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which the Plan Administer, its designee or a member of the Board shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall
be   in   addition  to  any  other  rights  to  which  the   Plan
Administrator, its designee or such member of the Board may be entitled as a matter of law, but shall be conditioned upon the person's notifying the Company of the claim of liability within sixty (60) days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.

     7.0.4 Expenses. The expenses of administering the Plan shall be borne by the Company.

     7.0.5 FICA and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being credited to an Executive's Bookkeeping Account, the Company shall ratably withhold from that portion of the Executive's Compensation that is not being deferred, the Executive's share of FICA and other employment taxes attributable to such Annual Deferral Amount in accordance with the Treasury Regulations under Section 3121(v) of the Code.


                          ARTICLE VIII

                        CLAIMS PROCEDURE

     8.0.1 Written Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Executive, or a designated recipient or any other person claiming through the Executive may make a written request for benefits under this Plan. Any such claim shall be mailed or delivered to the Plan Administrator. Such claim shall be reviewed by the Plan Administrator or a delegate.

     8.0.2 Denied Claim. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect  the  claim, and an explanation of why such  material  or
information   is  necessary,  and  appropriate  information   and
explanation of the steps to be taken if a review of the denial is desired.

     8.0.3 Review Procedure. If the claim is denied and a review is desired, the Executive (or Beneficiary) shall notify the Plan Administrator in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Executive or Beneficiary may request a review of pertinent
documents  with  regard  to  the  benefits  created  under   this
agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Plan Administrator.

     8.0.4 Plan Administrator Review. The decision on the review of the denied claim shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.


                           ARTICLE IX

                 NATURE OF COMPANY'S OBLIGATION

     9.0.1 Company's Obligation. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The
Company shall not be obligated under any circumstances to fund its obligations under this Plan.

     9.0.2 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities under the Plan are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives an Executive or Beneficiary any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. All Plan Executives and Beneficiaries shall be unsecured general creditors of the Company.


                            ARTICLE X

                          MISCELLANEOUS

     10.0.1 Written Notice. Any notice given under the Plan shall be in writing and shall be mailed by United States mail, postage
prepaid.   If  notice is to be given to the Company, such  notice
shall   be  addressed  to  the  Plan  Administrator  at  Seaboard
Corporation.   If  notice is to be given to the  Executive,  such
notice shall be sent to the Executive's last known address.

     10.0.2 Change of Address. Any Executive may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     10.0.3 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor to the Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon an Executive, a Beneficiary, assigns, heirs, executors and administrators.

     10.0.4 Amendment and Termination. The Company retains the sole and unilateral right to terminate, amend, modify, or
supplement  this Plan, in whole or part, at any  time.   However,
except  as  provided herein, no Company action under  this  right
shall  reduce  the  Bookkeeping  Account  of  any  Executive   or
Beneficiary.

     10.0.5 Employment. This Plan does not provide a contract of employment between the Company and the Executive, and the Company reserves the right to terminate the Executive's employment for any reason, at any time, notwithstanding the existence of this Plan.

     10.0.6 Non-transferability. Except insofar as required or prohibited by applicable law, no sale, transfer, alienation,
assignment,  pledge,  collateralization  or  attachment  of   any
benefits  under  this Plan shall be valid or  recognized  by  the
Company.   Neither the Executive or designated Beneficiary  shall
have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or maintenance, owed by the Executive or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

     10.0.7 Tax Withholding. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

     10.0.8 Acceleration of Payment. The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Executive, the Executive's estate, a Beneficiary or any other person claiming through the Executive.

     10.0.9 Applicable Law. This Plan shall be governed by the laws of the State of Kansas to the extent not pre-empted by federal law.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 15th day of March, 1999, effective as of the 1st day of January, 1999.

                                   SEABOARD CORPORATION



                                   By: /s/ J. E. Rodrigues